EXHIBIT 99.1


     Cyber Defense Systems, Inc. Receives Additional $4.0 Million Financing


ST. PETERSBURG, Fla., April 05, 2005--Cyber Defense Systems, Inc. (OTCBB: CYDF) announces that it has received $4,000,000.00 in short-term convertible debt financing. Cyber Defense Systems is an operating subsidiary of Proxity, Inc. (Pink Sheets: PRXT). The financing is a result of ongoing negotiations with institutional investors who will provide Cyber Defense the $4.0 million financing in connection with the sale of 8% Senior Secured Convertible Redeemable Notes. Cyber Defense has received $1.5 million of gross proceeds from such financing and will receive the balance in two parts, upon filing the Registration Statement relating to such shares and upon the effectiveness of such Registration Statement. The funding sources will also receive four million warrants priced at $4.25 a share. For additional information please refer to our 8K filing to be filed today. This $4.0 million financing will provide Cyber Defense with the working capital necessary to meet most of the Company's short-term goals pay off certain debt instruments, as well as to fund the ongoing development of its products.

Cyber Defense Systems, Inc., a Florida Corporation headquartered in St. Petersburg, FL, has current plans to open sales offices in Washington DC and locate additional offices near major customers throughout the world. Cyber Defense began its work when the global war on terror redefined this country's need for security protection both at home and abroad. Most of the civilized world is confronted with ongoing threats of terrorism thus, an entire industry has emerged to provide solutions to support homeland defense. Existing technology at Cyber Defense and future planned innovations are expected to meet these security challenges with cost effective solutions.

Cyber Defense Systems has developed a line of Unmanned Aerial Vehicles (UAV's) that includes a truly scalable UAV known as the CyberBug(TM). Recent sales to government and military advisors could open multiple opportunities for this line of UAV's. A current Vertical Landing and Take Off Vehicle (VTOL) called the CyberScout(TM) has recently completed stable takeoff and hover mode. Based on the successful ongoing development of the CyberScout(TM), the Company recently announced the next generation CyberScout(TM) version to be a Jet Powered CyberScout(TM). Cyber Defense also has the global government and military marketing rights to Techsphere Systems International LLC's Spherical and Semi-spherical airships. These vehicles are being marketed to an interested military and law enforcement community worldwide. Negotiations with other institutional investors will continue to ensure the completion of long-term goals. This recent funding currently allows Cyber Defense to continue future development and the marketing of its products to the global community.

About Cyber Defense Systems

Cyber Defense Systems, Inc. is designing and building a new generation of UAV's. Cyber Defense also has the global government and military marketing rights to Techsphere Systems International LLC's Spherical and Semi-spherical airships. Cyber Defense is currently marketing the airships and their CyberBug(TM)UAV's to various branches of the U.S. government and U.S. allies as multi-use platform vehicles capable of deployment in surveillance and communication operations. http://www.cyberdefensesystems.com


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About Proxity

Proxity, Inc. is a developmental holding company specializing in the deployment and marketing of security protection technology and government contract fulfillment. With 18,750,000 shares in CYDF, Proxity is the Company's majority shareholder. Proxity seeks to acquire and develop security technology. The Company plans to enter into teaming and exclusive and nonexclusive marketing and distribution agreements with products developed for commercial, military and homeland defense. http://www.proxity.com

This release contains statements that constitute forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations;
(iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control and those actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Contact:
Emerson Gerard Associates
Jerry Jennings
Phone: 561-881-7318
mediareply@emersongerard.com